UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2010

Commission File Number: 0-53150

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E Shea Blvd., Suite 100 Phoenix, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 27, 2010, NACEL Energy Corporation (the “Company” or “NACEL”) entered into a definitive Exchange Agreement (the “Second Exchange Agreement”) which resulted in minor changes in the terms of a Senior Secured Convertible Note (the “Note”) held by a single institutional investor. The Note was originally acquired by the investor pursuant to a Securities Purchase Agreement entered into on November 23, 2009, which was disclosed by the Company in a Form 8-K filed with the SEC on November 25, 2009. On April 27, 2010, pursuant to a prior definitive Exchange Agreement, the Note was exchanged for a new Senior Secured Convertible Note (the “2010 Convertible Note”) and various other matters occurred.  The terms of this prior Exchange Agreement was disclosed by the Company in a Form 8-K filed with the SEC on April 27, 2010.

Under the terms of the Second Exchange Agreement, the 2010 Convertible Note was exchanged for a new Senior Secured Convertible Note (the “New Note”) whereby the only changes were to increase to 9.9% the beneficial ownership limitation of Company shares which can be owned by the investor and further acknowledged and agreed that the current unpaid principal balance due on the New Note is $667,857.14, that the dates on which Installment Amounts are due are August 23, 2010, September 23, 2010, October 23, 2010 and November 23, 2010 and that the Maturity Date of the New Note is December 23, 2010.

Except as noted above, all of the other terms and provisions of the New Note remain the same as set forth in the 2010 Convertible Note. In addition, there were no changes or modifications made to any of the provisions of the Registration Rights Agreement or the Warrants.

The New Note was exchanged for the 2010 Convertible Note in reliance upon an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

The description of, among other things, the terms of the Exchange Agreement and the New Note does not purport to be complete and is qualified in its entirety by reference to each of the subject transaction documents which are filed as Exhibits to this report and are incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02.

In accordance with the terms of the 2010 Convertible Note, the Company has exercised its right to pay certain monthly installment amounts with the issuance to the investor of shares of its common stock. As a result, on or about July 26, 2010, the Company issued 503,497 shares to the investor to satisfy the remaining obligation with respect to the installment amount due on July 23, 2010. In addition, the Company issued an additional 1,124,381 shares to the investor on or about July 28, 2010 in connection with a pre-installment conversion obligation under the terms of the New Note. Accordingly, the Company has issued, since July 23, 2010, an aggregate of 1,627,878 shares of its common stock to the investor, being approximately 6.3% of the issued and outstanding shares of the Company’s common stock. These shares are deemed to have been held by the investor for a period of more than 6 months pursuant to Rule 144 and these shares are eligible to be sold by the investor, subject to compliance with Rule 144.

(d) Exhibits.

Exhibit No.	Description
4.1	Senior Secured Convertible Note dated July 27, 2010
10.1	Exchange Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: July 30, 2010	By: /s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer